UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 8, 2009, Orexigen Therapeutics, Inc. (the “Company”) issued a press release announcing the top-line results of the first of four Phase 3 clinical trials of Contrave®. The Company hosted a conference call on January 8, 2009 at 5:00 p.m., Eastern time, to discuss these clinical trial results. During the conference call, the Company also presented slides containing additional details of the top-line results.

Item 2.02.	Results of Operations and Financial Condition.

The above-referenced conference call also included an update on certain financial information, which information is included in the transcript of the conference call attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The above-referenced press release, conference call transcript and slide presentation are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this Form 8-K and are incorporated herein by reference.

A replay of the webcast of the conference call will be available on Orexigen’s website at www.orexigen.com for approximately 14 days.

* * *

The information in this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, is being furnished pursuant to Items 2.02 and 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this Current Report on Form 8-K is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The Company cautions you that statements included in this report and the attached exhibits that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the efficacy and safety of Contrave, the enrollment, timing, execution and completion of clinical trials of Contrave, the potential for, and timing of, an NDA submission for Contrave, and the potential to obtain regulatory approval for, and effectively treat obesity with, Contrave. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the final analyses of data from the NB-302 trial and other clinical trials of Contrave may produce negative or inconclusive results, or may be inconsistent with previously conducted clinical trials, and the FDA may not agree with the Company’s interpretation of efficacy and safety results; earlier clinical trials may not be predictive of future results; Contrave or Empatic™ may not receive regulatory approval on a timely basis or at all, and the FDA may require the Company to complete additional clinical, non-clinical or other requirements prior to the submission or the approval of NDAs for either product candidate; the potential for adverse safety findings relating to Contrave or Empatic to delay or prevent regulatory approval or commercialization, or result in product liability claims; the third parties on whom the Company relies to assist with the development programs for Contrave or Empatic, including clinical investigators, contract laboratories, clinical research organizations and manufacturing organizations, may not successfully carry out their contractual duties or obligations or meet expected deadlines, and the quality or accuracy of the data or materials generated by such third parties may be of insufficient quality to include in the Company’s regulatory submissions; and the ability of the Company and its licensors to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its product candidates. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 8, 2009

99.2	Conference Call Transcript, dated January 8, 2009

99.3	Slide Presentation of Top-line Results, dated January 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: January 8, 2009	By:	/s/ Graham K. Cooper
Name: Graham K. Cooper
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 8, 2009

99.2	Conference Call Transcript, dated January 8, 2009

99.3	Slide Presentation of Top-line Results, dated January 8, 2009